As filed with the Securities and Exchange Commission on October 22, 2001.
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        METRO INFORMATION SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Virginia                                            54-1112301
   (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

              Post Office Box 8888, Virginia Beach, Virginia 23450
               (Address of Principal Executive Offices) (Zip Code)

                               ------------------

                      METRO INFORMATION SERVICES RETIREMENT
                             SAVINGS PLAN AND TRUST
                            (Full Title of the Plan)

               John H. Fain, Chairman and Chief Executive Officer
                        Metro Information Services, Inc.
                         Reflections II Office Building
                                   Third Floor
                              200 Golden Oak Court
                         Virginia Beach, Virginia 23452
                     (Name and Address of Agent For Service)
                                 (757) 486-1900
          (Telephone Number, Including Area Code, of Agent For Service)

                                   -----------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                            Proposed Maximum      Proposed Maximum
        Title of Securities              Amount to Be      Offering Price Per    Aggregate Offering       Amount of
          to Be Registered             Registered (1)(2)        Share (3)             Price (3)      Registration Fee (1)
-------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value per      50,000 shares           $6.95                $347,500               $87
  share
=========================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(3) Pursuant to Rule 457(c) under the Securities Act, the offering price is based on the average of the high ($7.047) and low ($6.844) sales prices of one share of Common Stock, as reported on The Nasdaq National Market on October 15, 2001, and has been established solely for the purpose of calculating the registration fee.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Form 10-K");

         (2) the portions of the Registrant's definitive Proxy Statement for the Annual Meeting of Shareholders held on June 12, 2001 that have been incorporated by reference into the Form 10-K;

         (3) the Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001;

         (4) the Registrant's Current Reports on Form 8-K, filed on March 8, 2001 and filed on August 21, 2001, as amended by Form 8-K/A (Amendment No. 1), filed August 24, 2001; and

         (5) the description of the Registrant's Common Stock set forth under the caption "Description of Common Stock" in the Prospectus included in the Registrant's Registration Statement on Form S-1, File No. 333-16585.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.      Description of Securities

         Not applicable.

Item 5.      Interests of Named Experts and Counsel

         Williams, Mullen, Clark & Dobbins, counsel to the Registrant, has rendered its opinion that the shares of Common Stock constituting original issuance securities, when issued pursuant to the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.


Item 6.      Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

         The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant against all liabilities and reasonable expenses incurred in legal proceedings, except to the extent that such liabilities and expenses are incurred because of such individual's willful misconduct or knowing violation of the criminal law. In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders in any instance in which the Act permits the limitation or elimination of liability of directors or officers of a corporation to the corporation or its shareholders.


Item 7.      Exemption from Registration Claimed

         Not applicable.

Item 8.      Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         4.1 Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

         4.2      Second Amended and Restated Bylaws of the Registrant.*

         5.1      Legal opinion of Williams, Mullen, Clark & Dobbins.*

         23.1     Consent of  Williams,  Mullen,  Clark & Dobbins  (included  in
                  Exhibit 5.1).*

         23.2     Consent of KPMG LLP.*

         24.1     Powers of Attorney (included on Signature Page).*

         *Filed herewith

         In addition, the Registrant undertakes that it has submitted the Metro Information Services Retirement Savings Plan and Trust (the "Plan"), and will submit any amendment thereto, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.


Item 9.      Undertakings

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or  high  end of the  estimated  maximum
                                    offering  range may be reflected in the form
                                    of  prospectus  filed  with  the  Commission
                                    pursuant   to  Rule   424(b)   if,   in  the
                                    aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 for Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, Commonwealth of Virginia, on this 2nd day of October, 2001.


                                        METRO INFORMATION SERVICES, INC.


                                        By: /s/ John H. Fain
                                            ------------------------------------
                                            John H. Fain
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints John H. Fain as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any exhibits thereto, and any other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                      Title                                Date
                 ---------                                      -----                                ----

/s/ John H. Fain
---------------------------------------------
                John H. Fain                              Chairman and Chief                    October 2, 2001
                                                    Executive Officer and Director
                                                    (Principal Executive Officer)

/s/ Robert J. Eveleigh
---------------------------------------------
             Robert J. Eveleigh                        Chief Financial Officer                  October 2, 2001
                                                             and Director
                                               (Principal Financial Officer, Principal
                                                         Accounting Officer)


                 Signature                                      Title                                Date
                 ---------                                      -----                                ----


/s/ Ray E. Becker
---------------------------------------------
               Ray E. Becker                                   Director                         October 2, 2001



/s/ Andrew J. Downing
---------------------------------------------
             Andrew J. Downing                                 Director                         October 2, 2001



/s/ A. Eugene Loving, Jr.
---------------------------------------------
           A. Eugene Loving, Jr.                               Director                         October 2, 2001



/s/ John R. Turbyfill
---------------------------------------------
             John R. Turbyfill                                 Director                         October 2, 2001



         The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, Metro Information Services, Inc., as Plan Administrator, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, Commonwealth of Virginia, on this 2nd day of October, 2001.


                                        METRO INFORMATION SERVICES, INC.


                                        By: /s/ John H. Fain
                                            ------------------------------------
                                            John H. Fain
                                            Chairman and Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit No.                Document
-----------                --------

    4.1 Amended and Restated Articles of Incorporation of Metro Information Services, Inc., incorporated by reference to
                 Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

    4.2          Second  Amended  and  Restated  Bylaws  of  Metro   Information
                 Services, Inc.*

    5.1          Legal opinion of Williams, Mullen, Clark & Dobbins.*

    23.1         Consent  of  Williams,  Mullen,  Clark & Dobbins  (included  in
                 Exhibit 5.1).*

    23.2         Consent of KPMG LLP.*

    24.1         Powers of Attorney (included on Signature Page).*


----------------------
*Filed herewith